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                                                     Registration No. 000-23387
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                               AMENDMENT NO. 1 TO
                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

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                                 TELIGENT, INC.
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                       54-1866562
(State of Incorporation or                         (I.R.S. Employee
     Organization)                                Identification no.)

                               8065 Leesburg Pike
                             Vienna, Virginia 22182
                    (Address of Principal Executive Offices)
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If this form relates to the registration of a class of securities pursuant to
12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant General Instruction A.(d), please check the following box. [x]

        Securities Act registration statement file number to which this form relates: 333-37381

     Securities to be registered pursuant to Section 12(b) of the Act: None

        Securities to be registered pursuant to Section 12(g) of the Act:

                 Class A Common Stock, par value $.01 per share
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.


                  A description of the Registrant's Class A Common Stock, par value $.01 per share, being registered hereby is contained in the prospectus in Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-37381) (the "Registration Statement"), initially filed with the Securities and Exchange Commission (the "Commission") on October 7, 1997, under the caption "Description of Capital Stock." Such description as amended by amendments to such Registration Statement and by any prospectus filed pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended, is incorporated by reference herein.


Item 2.  Exhibits.

                  The securities to be registered are to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, on the NASDAQ National Market (the "NASDAQ"), on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with the instructions as to exhibits to a Registration Statement on Form 8-A have been duly filed with the NASDAQ:


1. Form of Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

2. Form of Amended and Restated By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

3. Form of Stockholders Agreement (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

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                                   SIGNATURES


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       TELIGENT, INC.



                                       By: /s/ Laurence E. Harris
                                          ------------------------------
                                          Name:     Laurence E. Harris
                                          Title:    Senior Vice President,
                                                    General Counsel and
                                                    Assistant Secretary


Dated:  November 18, 1997

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